Service Office:	Variable Life – Fund Allocation JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) (hereinafter referred to as The Company)
Life New Business
30 Dan Rd, Suite 55765
Canton, MA 02021-2809

This form is part of the Application for Individual Life Insurance.

Print and use black ink. Any changes must be initialed by the Proposed Insured(s) and/or Owner(s).

SECTION A: Proposed Insured(s)

LIFE ONE
1. Name	FIRST	MIDDLE	LAST

LIFE TWO
2. Name	FIRST	MIDDLE	LAST

SECTION B: Owner(s) – Complete information only if Owner(s) is other than Proposed Insured.

3. Name of Owner(s)

SECTION C: Investment Allocation of Net Premiums

Must complete for all products. Allocation must be in whole numbers. Total must be 100%.

4.  Investment Options for All Products

Aggressive Growth Portfolios

        % Emerging Markets Value

        % Real Estate Securities

        % International Small Company

        % Small Cap Opportunities

        % International Equity Index

        % Small Cap Index

        % Science & Technology

        % Financial Industries

        % International Value

        % American Global Growth

        % Mid Cap Stock

        % American International

        % Small Cap Stock

        % Fundamental All Cap Core

        % Health Sciences

Other Portfolio

        %

        % FIXED ACCOUNT

Transfers out of the FIXED ACCOUNT

may be subject to limitations.

Refer to the policy prospectus

for further details.

1. Not available with Protection VUL17.

To establish recurring transfers, complete

Request for Investment Option Changes.

Growth Portfolios

        % Small Company Value

        % Small Cap Value

        % Mid Cap Index

        % American Growth

        % Mid Value

        % Global

        % Blue Chip Growth

        % Fundamental Large Cap Value

        % Total Stock Market Index

        % Capital Appreciation

M Funds

        % M International Equity

        % M Large Cap Growth

        % M Capital Appreciation

        % M Large Cap Value

Conservative Portfolio

        % Money Market

Managed Volatility Portfolios

        % Managed Volatility Aggressive

        % Managed Volatility Growth

        % Managed Volatility Balanced

        % Managed Volatility Moderate

        % Managed Volatility Conservative

Growth & Income Portfolios

        % Equity Income

        % 500 Index

        % American Growth-Income

        % American Asset Allocation

        % Capital Appreciation Value

        % PIMCO VIT All Asset

Indexed Accounts 1.

        % Base Capped Indexed Account

        % Base High Par Capped

             Indexed Account

Income Portfolios

        % High Yield

        % Global Bond

        % Strategic Income Opportunities

        % Active Bond

        % Investment Quality Bond

        % Core Bond

        % Total Bond Market

        % Select Bond

        % Short Term Government Income

        % Ultra Short Term Bond

Lifestyle Portfolios

        % Lifestyle Growth

        % Lifestyle Balanced

        % Lifestyle Moderate.

        % Lifestyle Conservative

ICC19 NB6016 (12/2019) (M)	1 of 3	(US) VERSION (01/2020)

SECTION D: Segment Proceeds Allocation (Optional)

5.

Upon segment maturity, allocate Segment Proceeds to the following accounts. Select the FROM account and TO account on the chart provided. In the absence of any Segment Proceeds allocation instructions, your policy’s Segment Proceeds will automatically be reallocated 100% to new segments of the same Indexed Account. If additional space is needed for these instructions, please submit a separate page along with this form.

FROM: Base Capped Indexed Account		FROM: Base High Par Capped Indexed Account		PERCENTAGE TO:

	%		%	Base Capped Indexed Account

	%		%	Base High Par Capped Indexed Account

	%		%	Fixed Account

	%		%

	%		%

	%		%

	%		%

	%		%

	%		%

	%		%

	%		%

	%		%

	%		%	TOTAL (Must equal 100% for each column)

SECTION E: Allocation of Monthly Charges

6

This option is not available for policies that have Policy Value in any Indexed Account. If any Policy Value is allocated to an Indexed Account, this option is discontinued and charges will be deducted pro-rata. If all Policy Value is later removed from the Indexed Accounts, you must request a new allocation of monthly charges.

Investment Account Name:	% %	☐ Check box and attach sheet with additional information, if necessary.

SECTION F: Telephone and/or Internet Transfer/Allocation Change Authorization (Optional)

7.	I understand and agree that:
a)

By checking one of the boxes below, I am authorizing The Company to accept telephone and Internet transfers and allocation changes. Telephone and Internet transfers and allocation changes will also be subject to the terms and conditions of the policy, and the administrative requirements of The Company.

b)

The Company will honor telephone and Internet instructions from anyone who provides correct identifying information. The Company, its agents or representatives of employees who act on its behalf will not be subject to any claim, liability, loss, expense or cost if acted on in good faith upon telephone or Internet instructions it reasonably believes to be genuine in reliance on this signed authorization.

c)

The Company, at its option alone and without prior or subsequent notice to the Owner(s), or any other person or representative of the Owner(s), may record all or part of any telephone conversation containing telephone transfer and/or allocation change instructions.

d)	All terms of this Authorization are binding upon the agents, heirs and assignees of the Owner(s).
e)

This Telephone and Internet Transfer/Allocation Change Authorization will be effective until such time as (a) written revocation is received by The Company’s Service Office, or (b) The Company discontinues this privilege, whichever occurs first.

Please check (X) only one box.

☐	I authorize The Company to accept telephone and Internet instructions from me or any co-owner.
☐	I authorize The Company to accept telephone and Internet instructions from me, any co-owner or our Registered Representative.

ICC19 NB6016 (12/2019) (M)	2 of 3	(US) VERSION (01/2020)

SECTION G: Asset Account Balancer (Optional)

8.

The Asset Allocation Balancer Service will only move amounts among the Investment Accounts selected; it will not move amounts to or from the Fixed Account or any Indexed Account. This service will automatically move amounts among your specified Investment Accounts as frequently as you indicate below in number 9 to maintain your chosen percentages in each account. To elect this service, check box A or B and provide details as required.

We reserve the right to cease to offer this program as of 90 days after written notice is sent to you.

If you have elected an Investment Allocation of Net Premiums which includes the Fixed Account or any Indexed Account, complete option B below. Indicate the Rebalancing instructions, excluding those for the Fixed Account or any Indexed Account, totaling 100%, using whole numbers.

A ☐	Rebalance based on the percentages selected in the Investment Allocation of Net Premiums section of this form without regards to any amounts allocated to the Fixed Account or any Indexed Account.
B ☐	Rebalance based on the listed percentages below:

INVESTMENT ACCOUNT	PERCENTAGE	INVESTMENT ACCOUNT	PERCENTAGE	INVESTMENT ACCOUNT	PERCENTAGE
	%		%		%
	%		%		%
	%		%		%

9.	Frequency of Rebalancing

☐ Annually    ☐ Semi-annually    ☐ Quarterly    ☐ Monthly

SECTION H: Owner(s) Acknowledgement

10.	I understand that under the applied for policy:
a)	the amount of the insurance benefits, the duration of the insurance coverage, or both, may be variable or fixed;
b)

the amount of the insurance benefits, the duration of the insurance coverage, and the policy/account value, may increase or decrease, even to the extent of being reduced to zero, depending on the experience of the chosen investment options and are not guaranteed as to dollar amount. Illustrations of benefits, including death benefits, policy/account and cash surrender values are available on request; and

c)

if the net cash surrender value is insufficient to pay the charges when due and there is not a no-lapse guarantee in effect, your policy can terminate or lapse due to insufficient premiums or poor investment option performance.

SECTION I: Owner(s) Signatures

SIGNED AT CITY STATE			THIS DAY OF YEAR

X		X
	SIGNATURE OF OWNER		PRINT NAME OF OWNER
(PROVIDE TITLE OR CORPORATE SEAL, IF SIGNING OFFICER)

X		X
	SIGNATURE OF OWNER		PRINT NAME OF OWNER
(PROVIDE TITLE OR CORPORATE SEAL, IF SIGNING OFFICER)

SECTION J: Registered Representative Signature

I certify that the current prospectuses and supplements that describe the variable life insurance policy applied for and the sub-accounts of the separate account that are available under this policy have been given to the Proposed Insured(s) or the Owner if other than the Proposed Insured(s).

X
	SIGNATURE OF REGISTERED REPRESENTATIVE	SIGNED THIS DAY OF YEAR

ICC19 NB6016 (12/2019) (M)	3 of 3	(US) VERSION (01/2020)